QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25,2004, except for Note 24, which is as of January 19, 2005 relating to the financial statements and financial statement schedules as of December 31, 2003 and 2002, and for each of the three years ended December 31, 2003, which appear in New Plan Excel Realty Trust, Inc.'s Current Report on Form 8-K dated January 21, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 19, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM